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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Amendment No. 2 of this Registration Statement on Form S-1 of our reports dated September 10, 1997, except for Note 18 for which the date is October 1, 1997, on our audits of the consolidated financial statements and financial statement schedule of Hypercom Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".


COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

October 30, 1997